Exhibit 99.1

Moved on Business Wire
February 6, 2020

DXC Technology Reports Third Quarter Fiscal 2020 Results

•
Q3 earnings per share from continuing operations was $0.32, including the cumulative impact of certain items of $(0.93) per share, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, and a tax adjustment

•	Q3 non-GAAP earnings per share was $1.25

•
Q3 income from continuing operations was $90 million, including the cumulative impact of certain items of $(238) million, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, and a tax adjustment

•	Q3 non-GAAP income from continuing operations was $328 million

•	Q3 EBIT of $187 million, adjusted for certain items is $528 million and adjusted EBIT margin was 10.5%, compared with 16.2% in the prior year

•	Q3 net cash provided by operating activities was $477 million

•	Q3 adjusted free cash flow was $397 million

TYSONS, Va., February 6, 2020 - DXC Technology (NYSE: DXC) today reported results for the third quarter of fiscal year 2020, representing the period from October 1 through December 31, 2019.

"We delivered third quarter results that are in-line with our plan. I am pleased with the initial progress we have made on our two key priorities, running the business and unlocking value,” said Mike Salvino, president and CEO. “We are executing on our focused strategy centered on the enterprise technology stack. Our third quarter performance is a positive first step in positioning DXC for long-term success."

Financial Highlights - Third Quarter Fiscal 2020

•
Diluted earnings per share from continuing operations was $0.32 in the third quarter, including $(0.25) per share of restructuring costs, $(0.20) per share of transaction, separation and integration-related costs, $(0.44) per share of amortization of acquired intangible assets, and $(0.04) per share of tax adjustment. This compares with $1.66 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $1.25. This compares with $2.23 in the year ago period.

•	Revenue in the third quarter was $5,021 million. Revenue decreased 3.0% compared with $5,178 million in the prior year.

•
Income from continuing operations before income taxes was $127 million in the third quarter, including $(53) million of goodwill impairment, $(74) million of restructuring costs, $(68) million of transaction, separation and integration-related costs, and $(146) million of amortization of acquired intangibles. This compares with $469 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $468 million compared with $786 million in the year ago period.

•
Net income was $90 million for the third quarter, including $(64) million of restructuring costs, $(52) million of transaction, separation and integration-related costs, $(112) million of amortization of acquired intangibles, and $(10) million of tax adjustment. This compares with $466 million in the prior year period.

•	Non-GAAP net income was $328 million.

•	Adjusted EBIT was $528 million in the third quarter compared with $840 million in the prior year. Adjusted EBIT margin was 10.5% compared with 16.2% in the year ago quarter.

•	Net cash provided by operating activities was $477 million in the third quarter, compared with $186 million in the year ago period.

•	Adjusted free cash flow was $397 million in the third quarter.

Global Business Services (GBS)
GBS revenue was $2,359 million in the quarter compared with $2,169 million for the prior year. GBS revenue increased 8.8% year-over-year, including an unfavorable foreign currency exchange rate impact of 1.1%. GBS revenues increased 9.9% year-over-year at constant currency including the acquisition of Luxoft. GBS profit margin in the quarter was 15.0%, compared with 18.2% in the prior year, reflecting investments we are making in digital hiring as well as the slower pace of cost takeout. New business awards for GBS were $2.5 billion in the third quarter.

Global Infrastructure Services (GIS)
GIS revenue was $2,662 million in the quarter compared with $3,009 million for the prior year. GIS revenues decreased 11.5% year-over-year, including an unfavorable foreign currency exchange rate impact of 0.9%. GIS revenues decreased 10.6% year-over-year at constant currency, reflecting declines in our infrastructure businesses due to run-off from a few accounts. GIS profit margin in the quarter was 8.7%, compared with 17.5% in the prior year, reflecting a slowdown in delivery cost take-out actions and the investments we are making in select customer accounts. New business awards for GIS were $2.8 billion in the third quarter.

Returning Capital to Shareholders
During the third quarter, DXC Technology returned $140 million to shareholders, consisting of $54 million in common stock dividends and $86 million in share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 4:45 p.m. EST. The dial-in number for domestic callers is 888-204-4368. Callers who reside outside of the United States should dial +1-929-477-0402. The passcode for all participants is 6955326. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 13, 2020. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 6955326. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.
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All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2019, and any updating information in subsequent SEC filings including DXC's upcoming Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per-share amounts)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Revenues	$5,021	$5,178	$14,762	$15,473

Costs of services	3,827	3,725	11,128	11,110
Selling, general and administrative	518	491	1,514	1,500
Depreciation and amortization	479	508	1,416	1,463
Goodwill impairment losses	53	—	2,940	—
Restructuring costs	74	76	248	418
Interest expense	93	81	288	249
Interest income	(33)	(27)	(130)	(92)
Gain on arbitration award	—	—	(632)	—
Other income, net	(117)	(145)	(344)	(336)
Total costs and expenses	4,894	4,709	16,428	14,312

Income (loss) from continuing operations before income taxes	127	469	(1,666)	1,161
Income tax expense	37	3	191	205
Income (loss) from continuing operations	90	466	(1,857)	956
Income from discontinued operations, net of tax	—	—	—	35
Net income (loss)	90	466	(1,857)	991
Less: net income attributable to non-controlling interest, net of tax	8	4	17	8
Net income (loss) attributable to DXC common stockholders	$82	$462	$(1,874)	$983

Income (loss) per common share:
Basic:
Continuing operations	$0.32	$1.68	$(7.20)	$3.38
Discontinued operations	—	—	—	0.12
	$0.32	$1.68	$(7.20)	$3.50
Diluted:
Continuing operations	$0.32	$1.66	$(7.20)	$3.33
Discontinued operations	—	—	—	0.12
	$0.32	$1.66	$(7.20)	$3.45

Cash dividend per common share	$0.21	$0.19	$0.63	$0.57

Weighted average common shares outstanding for:
Basic EPS	255.09	275.66	260.24	280.47
Diluted EPS	256.05	278.99	260.24	284.70

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 31, 2019	March 31, 2019
Assets
Cash and cash equivalents	$2,560	$2,899
Receivables, net	4,619	5,181
Prepaid expenses	660	627
Other current assets	344	359
Total current assets	8,183	9,066

Intangible assets, net	6,140	5,939
Operating right-of-use assets, net	1,484	—
Goodwill	6,003	7,606
Deferred income taxes, net	372	355
Property and equipment, net	3,631	3,179
Other assets	3,786	3,429
Total Assets	$29,599	$29,574

Liabilities
Short-term debt and current maturities of long-term debt	$1,581	$1,942
Accounts payable	1,576	1,666
Accrued payroll and related costs	678	652
Current operating lease liabilities	498	—
Accrued expenses and other current liabilities	3,139	3,355
Deferred revenue and advance contract payments	1,069	1,630
Income taxes payable	243	208
Total current liabilities	8,784	9,453

Long-term debt, net of current maturities	7,315	5,470
Non-current deferred revenue	747	256
Non-current operating lease liabilities	1,097	—
Non-current income tax liabilities and deferred tax liabilities	1,189	1,184
Other long-term liabilities	1,366	1,486
Total Liabilities	20,498	17,849

Total Equity	9,101	11,725

Total Liabilities and Equity	$29,599	$29,574

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(in millions)	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net (loss) income	$(1,857)	$991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,429	1,514
Goodwill impairment losses	2,940	—
Operating right-of-use expense	506	—
Share-based compensation	57	57
Loss (gain) on dispositions	6	(137)
Unrealized foreign currency exchange loss (gain)	14	(32)
Other non-cash charges, net	7	(21)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in assets	141	(1,012)
Decrease in operating lease liability	(506)	—
Decrease in other liabilities	(675)	(325)
Net cash provided by operating activities	2,062	1,035

Cash flows from investing activities:
Purchases of property and equipment	(240)	(219)
Payments for transition and transformation contract costs	(220)	(294)
Software purchased and developed	(178)	(183)
Payments for acquisitions, net of cash acquired	(1,997)	(332)
Business dispositions	—	(65)
Cash collections related to deferred purchase price receivable	513	761
Proceeds from sale of assets	55	283
Short-term investing	(75)	—
Other investing activities, net	20	9
Net cash used in investing activities	(2,122)	(40)

Cash flows from financing activities:
Borrowings of commercial paper	4,010	1,853
Repayments of commercial paper	(3,893)	(1,853)
Borrowings on long-term debt, net of discount	2,198	1,646
Principal payments on long-term debt	(1,029)	(2,619)
Payments on finance leases and borrowings for asset financing	(646)	(710)
Borrowings for USPS spin transaction	—	1,114
Proceeds from bond issuance	—	753
Proceeds from stock options and other common stock transactions	11	40
Taxes paid related to net share settlements of share-based compensation awards	(15)	(52)
Repurchase of common stock and advance payment for accelerated share repurchase	(736)	(1,253)
Dividend payments	(161)	(159)
Other financing activities, net	(44)	57
Net cash used in financing activities	(305)	(1,183)
Effect of exchange rate changes on cash and cash equivalents	26	(66)
Net decrease in cash and cash equivalents	(339)	(254)
Cash and cash equivalents at beginning of year	2,899	2,729
Cash and cash equivalents at end of period	$2,560	$2,475

Segment Results

The following table summarizes segment revenue for the third quarter and first nine months of fiscal 2020 and 2019:

Segment Revenue
	Three Months Ended
(in millions)	December 31, 2019	December 31, 2018	% Change	% Change in Constant Currency
Global Business Services	$2,359	$2,169	8.8%	9.9%
Global Infrastructure Services	2,662	3,009	(11.5)%	(10.6)%
Total Revenues	$5,021	$5,178	(3.0)%	(2.0)%

	Nine Months Ended
(in millions)	December 31, 2019	December 31, 2018	% Change	% Change in Constant Currency
Global Business Services	$6,803	$6,493	4.8%	6.9%
Global Infrastructure Services	7,959	8,980	(11.4)%	(9.1)%
Total Revenues	$14,762	$15,473	(4.6)%	(2.4)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Profit
GBS profit	$353	$395	$1,078	$1,198
GIS profit	232	528	815	1,475
All other loss	(57)	(83)	(184)	(231)
Interest income	33	27	130	92
Interest expense	(93)	(81)	(288)	(249)
Restructuring costs	(74)	(76)	(248)	(418)
Transaction, separation and integration-related costs	(68)	(107)	(226)	(305)
Amortization of acquired intangible assets	(146)	(134)	(435)	(401)
Goodwill impairment losses	(53)	—	(2,940)	—
Gain on arbitration award	—	—	632	—
Income (loss) from continuing operations before income taxes	$127	$469	$(1,666)	$1,161

Segment profit margins
GBS	15.0%	18.2%	15.8%	18.5%
GIS	8.7%	17.5%	10.2%	16.4%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes ("EBIT"), adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income and non-GAAP EPS, constant currency revenues, net debt and net debt-to-total capitalization.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate-wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets and transaction, separation and integration-related costs.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangibles assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Goodwill impairment losses - reflects impairment losses on goodwill.

•	Gain on arbitration award - reflects a gain related to the HPES merger arbitration award.

•
Tax adjustment - for fiscal 2020 periods include the impact of Transition Tax (affecting the three and nine months ended December 31, 2019) and tax entries related to prior restructuring charges (affecting the nine months ended December 31, 2019). Fiscal 2019 periods reflect the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017. Income tax expense of other non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.

EBIT and Adjusted EBIT

A reconciliation of net income (loss) to adjusted EBIT is as follows:

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)	$90	$466	$(1,857)	$991
Income from discontinued operations, net of taxes	—	—	—	(35)
Income tax expense	37	3	191	205
Interest income	(33)	(27)	(130)	(92)
Interest expense	93	81	288	249
EBIT	187	523	(1,508)	1,318
Restructuring costs	74	76	248	418
Transaction, separation, and integration-related costs	68	107	226	305
Amortization of acquired intangible assets	146	134	435	401
Goodwill impairment losses	53	—	2,940	—
Gain on arbitration award	—	—	(632)	—
Adjusted EBIT	$528	$840	$1,709	$2,442

Adjusted EBIT margin	10.5%	16.2%	11.6%	15.8%
EBIT margin	3.7%	10.1%	(10.2)%	8.5%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2019
Net cash provided by operating activities	$477	$2,062
Net cash used in investing activities (1)	(75)	(2,047)
Acquisitions, net of cash acquired	76	1,997
Payments on capital leases and other long-term asset financings	(225)	(646)
Payments on transaction, separation and integration-related costs	68	203
Payments on restructuring costs	76	273
Gain on arbitration award	—	(632)
Adjusted free cash flow	$397	$1,210

(1) Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended December 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,827	$—	$—	$—	$—	$—	$3,827
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	518	—	(68)	—	—	—	450
Income from continuing operations before income taxes	127	74	68	146	53	—	468
Income tax expense	37	10	16	34	53	(10)	140
Net income	90	64	52	112	—	10	328
Less: net income attributable to non-controlling interest, net of tax	8	—	—	—	—	—	8
Net income attributable to DXC common stockholders	$82	$64	$52	$112	$—	$10	$320

Effective tax rate	29.1%						29.9%

Basic EPS from continuing operations	$0.32	$0.25	$0.20	$0.44	$—	$0.04	$1.25
Diluted EPS from continuing operations	$0.32	$0.25	$0.20	$0.44	$—	$0.04	$1.25

Weighted average common shares outstanding for:
Basic EPS	255.09	255.09	255.09	255.09	255.09	255.09	255.09
Diluted EPS	256.05	256.05	256.05	256.05	256.05	256.05	256.05

	Nine Months Ended December 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$11,128	$—	$—	$—	$—	$—	$—	$11,128
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	1,514	—	(226)	—	—	—	—	1,288
(Loss) income from continuing operations before income taxes	(1,666)	248	226	435	2,940	(632)	—	1,551
Income tax expense	191	42	43	99	53	—	(39)	389
Net (loss) income	(1,857)	206	183	336	2,887	(632)	39	1,162
Less: net income attributable to non-controlling interest, net of tax	17	—	—	—	—	—	—	17
Net (loss) income attributable to DXC common stockholders	$(1,874)	$206	$183	$336	$2,887	$(632)	$39	$1,145

Effective Tax Rate	(11.5)%							25.1%

Basic EPS from continuing operations	$(7.20)	$0.79	$0.70	$1.29	$11.09	$(2.43)	$0.15	$4.40
Diluted EPS from continuing operations	$(7.20)	$0.79	$0.70	$1.28	$11.03	$(2.42)	$0.15	$4.38

Weighted average common shares outstanding for:
Basic EPS	260.24	260.24	260.24	260.24	260.24	260.24	260.24	260.24
Diluted EPS	260.24	261.69	261.69	261.69	261.69	261.69	261.69	261.69

	Three Months Ended December 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,725	$—	$—	$—	$—	$3,725
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	491	—	(107)	—	—	384
Income from continuing operations before income taxes	469	76	107	134	—	786
Income tax expense	3	18	26	36	77	160
Income from continuing operations	466	58	81	98	(77)	626
Income from discontinued operations, net of tax	—	—	—	—	—	—
Net income	466	58	81	98	(77)	626
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	4
Net income attributable to DXC common stockholders	$462	$58	$81	$98	$(77)	$622

Effective Tax Rate	0.6%					20.4%

Basic EPS from continuing operations	$1.68	$0.21	$0.29	$0.36	$(0.28)	$2.26
Diluted EPS from continuing operations	$1.66	$0.21	$0.29	$0.35	$(0.28)	$2.23

Weighted average common shares outstanding for:
Basic EPS	275.66	275.66	275.66	275.66	275.66	275.66
Diluted EPS	278.99	278.99	278.99	278.99	278.99	278.99

	Nine Months Ended December 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$11,110	$—	$—	$—	$—	$11,110
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	1,500	—	(305)	—	—	1,195
Income from continuing operations before income taxes	1,161	418	305	401	—	2,285
Income tax expense	205	100	72	101	44	522
Income from continuing operations	956	318	233	300	(44)	1,763
Income from discontinued operations, net of tax	35	—	—	—	—	35
Net income	991	318	233	300	(44)	1,798
Less: net income attributable to non-controlling interest, net of tax	8	—	—	—	—	8
Net income attributable to DXC common stockholders	$983	$318	$233	$300	$(44)	$1,790

Effective Tax Rate	17.7%					22.8%

Basic EPS from continuing operations	$3.38	$1.13	$0.83	$1.07	$(0.16)	$6.26
Diluted EPS from continuing operations	$3.33	$1.12	$0.82	$1.05	$(0.15)	$6.16

Weighted average common shares outstanding for:
Basic EPS	280.47	280.47	280.47	280.47	280.47	280.47
Diluted EPS	284.70	284.70	284.70	284.70	284.70	284.70